EXHIBIT 1.A.(13)(aa)

                        RIDER FOR TERM INSURANCE BENEFIT
            ON LIFE OF INSURED--DECREASING AMOUNT AFTER THREE YEARS

      Read the list of Supplementary Benefits on the Contract Data page(s).
       This benefit is a part of this contract only if it is listed there.


BENEFIT.--We will pay an amount under this Benefit if we receive due proof that the Insured died (1) in the term period for the Benefit; and (2) while this contract is in force and not in default beyond the last day of the grace period. Any proceeds under this contract that may arise from the Insured's death will include this amount. But our payment is subject to all the provisions of the Benefit and of the rest of this contract.

We will use the table below to compute the amount we will pay. We show the Initial Amount of Term Insurance under this Benefit on the Contract Data page(s). We also show the term period for the Benefit there. It starts on the contract date, which we show on the first page. The anniversary at the end of the term period is part of that period.


                          TABLE OF AMOUNTS OF INSURANCE

AMOUNTS PAYABLE.--We show here the amount we will pay, based on the Insured's issue age, for each $1,000 of Initial Amount of Term Insurance if death occurs in the contract year ending with the anniversary shown.


----------------------------------------------------------------------------------------------------------------------
                                                    ISSUE AGE
----------------------------------------------------------------------------------------------------------------------
ANNIVER-
 SARY     18        19         20        21         22        23        24         25        26         27        28
----------------------------------------------------------------------------------------------------------------------
 1      $1000     $1000      $1000     $1000      $1000     $1000     $1000      $1000     $1000      $1000     $1000
 2       1000      1000       1000      1000       1000      1000      1000       1000      1000       1000      1000
 3       1000      1000       1000      1000       1000      1000      1000       1000      1000       1000      1000
 4        978       977        977       976        976       975       974        974       973        972       971
 5        956       955        953       952        951       950       949        947       946        944       943
 6        933       932        930       929        927       925       923        921       919        917       914
 7        911       909        907       905        902       900       897        895       892        889       886
 8        889       886        884       881        878       875       872        868       865        861       857
 9        867       864        860       857        854       850       846        842       838        833       829
10        844       841        837       833        829       825       821        816       811        806       800
11        822       818        814       810        805       800       795        789       784        778       771
12        800       795        791       786        780       775       769        763       757        750       743
13        778       773        767       762        756       750       744        737       730        722       714
14        756       750        744       738        732       725       718        710       703        694       686
15        733       727        721       714        707       700       692        684       676        667       657
16        711       705        698       690        683       675       667        658       649        639       629
17        689       682        674       667        659       650       641        632       622        611       600
18        667       659        651       643        634       625       615        605       595        583       571
19        644       636        628       619        610       600       590        579       568        556       543
20        622       614        605       595        585       575       564        553       540        528       514

21        600       591        581       571        561       550       538        526       513        500       486
22        578       568        558       548        537       525       513        500       486        472       457
23        556       545        535       524        512       500       487        474       459        444       429
24        533       523        512       500        488       475       462        447       432        417       400
25        511       500        488       476        463       450       436        421       405        389       371
26        489       477        465       452        439       425       410        395       378        361       343
27        467       454        442       429        415       400       385        368       351        333       314
28        445       432        419       405        390       375       359        342       324        306       286
29        422       409        395       381        366       350       333        316       297        278       257
30        400       386        372       357        341       325       308        289       270        250       229
31        378       364        349       333        317       300       282        263       243        222       200
32        356       341        325       310        293       275       256        237       216        200       200
33        333       318        302       286        268       250       231        210       200        200       200
34        311       295        279       262        244       225       205        200       200        200       200
35        289       273        256       238        220       200       200        200       200        200       200
----------------------------------------------------------------------------------------------------------------------

                                      (Table Continued on Next Page)

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


                                   (Table Continued from Preceding Page)

----------------------------------------------------------------------------------------------------------------------
                                                    ISSUE AGE
----------------------------------------------------------------------------------------------------------------------
ANNIVER-
 SARY     18        19         20        21         22        23        24         25        26         27        28
----------------------------------------------------------------------------------------------------------------------
36       $267      $250       $232      $214       $200      $200      $200       $200      $200       $200      $200
37        245       227        209       200        200       200       200        200       200        200       200
38        222       204        200       200        200       200       200        200       200        200        *
39        200       200        200       200        200       200       200        200       200         *
40        200       200        200       200        200       200       200        200        *
41        200       200        200       200        200       200       200         *
42        200       200        200       200        200       200        *
43        200       200        200       200        200        *
44        200       200        200       200         *
45        200       200        200        *
46        200       200         *
47        200        *

                       *NO AMOUNT PAYABLE IF DEATH OCCURS
                IN THIS CONTRACT YEAR OR ANY LATER CONTRACT YEAR.
----------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------
                                                             ISSUE AGE
----------------------------------------------------------------------------------------------------------------------
ANNIVER-
 SARY    29      30     31     32     33     34       35       36       37     38       39       40      41       42
----------------------------------------------------------------------------------------------------------------------
 1      $1000  $1000  $1000  $1000  $1000  $1000    $1000    $1000    $1000   $1000    $1000    $1000   $1000   $1000
 2       1000   1000   1000   1000   1000   1000     1000     1000     1000    1000     1000     1000    1000    l000
 3       1000   1000   1000   1000   l000   1000     1000     1000     1000    1000     1000     1000    1000    1000
 4        971    970    969    968    967    966      964      963      962     960      958      957     955     952
 5        941    939    938    935    933    931      929      926      923     920      917      913     909     905
 6        912    909    906    903    900    897      893      889      885     880      875      870     864     857
 7        882    879    875    871    867    862      857      852      846     840      833      826     818     810
 8        853    849    844    839    833    828      821      815      808     800      792      783     773     762
 9        824    818    813    806    800    793      786      778      769     760      750      739     727     714
10        794    788    781    774    767    759      750      741      731     720      708      696     682     667
11        765    758    750    742    733    724      714      704      692     680      667      652     636     619
12        735    727    719    710    700    690      679      667      654     640      625      609     591     571
13        706    697    688    677    667    655      643      630      615     600      583      565     546     524
14        676    667    656    645    633    621      607      593      577     560      542      522     500     476
15        647    636    625    613    600    586      571      556      538     520      500      478     455     429
16        618    606    594    581    567    552      536      518      500     480      458      435     409     381
17        588    576    563    548    533    517      500      481      462     440      417      391     364     333
18        559    546    531    516    500    483      464      444      423     400      375      348     318     286
19        529    515    500    484    467    448      429      407      385     360      333      304     273     238
20        500    485    469    452    433    414      393      370      346     320      292      261     227     200

21        471    455    438    419    400    379      357      333      308     280      250      217     200     200
22        441    424    406    387    367    345      322      296      269     240      208      200     200     200
23        412    394    375    355    333    310      286      259      231     200      200      200     200     200
24        382    364    344    323    300    276      250      222      200     200      200      200     200      *
25        353    333    313    290    267    241      214      200      200     200      200      200      *
26        324    303    281    258    233    207      200      200      200     200      200       *
27        294    273    250    226    200    200      200      200      200     200       *
28        265    243    219    200    200    200      200      200      200      *
29        235    212    200    200    200    200      200      200       *
30        206    200    200    200    200    200      200       *
31        200    200    200    200    200    200       *
32        200    200    200    200    200     *
33        200    200    200    200     *
34        200    200    200     *
35        200    200     *
36        200     *

                       *NO AMOUNT PAYABLE IF DEATH OCCURS
                IN THIS CONTRACT YEAR OR ANY LATER CONTRACT YEAR.
----------------------------------------------------------------------------------------------------------------------

                                      (Table Continued on Next Page)

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


                                   (Table Continued from Preceding Page)

-----------------------------------------------------------------------------------------------------------------------------------
                                                             ISSUE AGE
-----------------------------------------------------------------------------------------------------------------------------------
ANNIVER-
 SARY      43       44       45      46        47      48       49       50        51       52       53       54       55
-----------------------------------------------------------------------------------------------------------------------------------
 1       $1000    $1000    $1000    $1000    $1000    $1000    $1000    $1000    $1000    $1000    $1000    $1000    $1000
 2        1000     1000     1000     1000     1000     1000     1000     1000     1000     1000     1000     1000     1000
 3        1000     1000     1000     1000     1000     1000     1000     1000     1000     1000     1000     1000     1000
 4         950      947      944      941      938      933      929      923      917      909      900      889      875
 5         900      895      889      882      875      867      857      846      833      818      800      778      750
 6         850      842      833      824      813      800      786      769      750      727      700      667      625
 7         800      789      778      765      750      733      714      692      667      636      600      556      500
 8         750      737      722      706      688      667      643      615      583      545      500      444      375
 9         700      684      667      647      625      600      571      538      500      455      400      333      250
10         650      632      611      588      563      533      500      462      417      364      300      222      200
11         600      579      556      529      500      467      429      385      333      273      200      200       *
12         550      526      500      471      438      400      357      308      250      200      200       *
13         500      474      444      412      375      333      286      231      200      200       *
14         450      421      389      353      313      267      214      200      200       *
15         400      368      333      294      250      200      200      200       *
16         350      316      278      235      200      200      200       *
17         300      263      222      200      200      200       *
18         250      211      200      200      200       *
19         200      200      200      200       *
20         200      200      200       *

21         200      200       *
22         200       *

                        *NO AMOUNT PAYABLE IF DEATH OCCURS
                IN THIS CONTRACT YEAR OR ANY LATER CONTRACT YEAR.
-------------------------------------------------------------------------------
                     CONVERSION TO ANOTHER PLAN OF INSURANCE

RIGHT TO CONVERT.--You may be able to exchange this Benefit for a new contract of life insurance on the Insured's life in either this company or The Prudential Insurance Company of America. In any of these paragraphs, when we use the phrase the company we mean whichever of these companies may issue the new contract.
And where we use the phrase new contract we mean the contract for which the Benefit may be exchanged. You will not have to prove that the Insured is insurable.


CONDITIONS.--Your right to make this exchange is subject to all these conditions: (1) The amount we would have paid under this Benefit if the Insured had died just before the contract date of the new contract must be large enough to meet the minimum for a new contract, as we describe under Contract Specifications. (2) You must ask for the exchange in writing and in a form that meets our needs. (3) You must send this contract to us to be endorsed. (4) We must have your request and the contract at our Service Office while the Benefit is in force and at least five years before the end of its term period.

The new contract will not take effect unless the premium for it is paid while the Insured is living and within 31 days after its contract date. If the premium is paid as we state, it will be deemed that: (1) the insurance under the new contract took effect on its contract date; and (2) this Benefit ended just before that contract date.


CONTRACT DATE.--The date of the new contract will be the date you ask for in your request. But it may not be more than 61 days after the date of your request. It may not be less than five years before the end of the term period for the Benefit. And it may not be more than 31 days before we have your request at our Service Office.


CONTRACT SPECIFICATIONS.--The new contract will be in the same rating class as this contract. The company will set the issue age and the premiums for the new contract in accord with its regular rules in use on the date of the new contract.

                            (Continued on Next Page)

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                         (Continued from Preceding Page)

The new contract may call for annual premiums. If the company agrees, you will be able to have premiums fall due more often.

The contract may be any one of the following:

1. A Life Paid Up at Age 85 plan. In this case the new contract will be issued by The Prudential Insurance Company of America. Its face amount will be the amount you ask for in your request. But it cannot be less than $10,000 or more than 80% of the amount we would have paid under this Benefit if the Insured had died just before the contract date of the new contract. (Since $10,000 is 80% of $12,500, the amount we would have paid must be at least $12,500 for this exchange to be possible.)

2. A contract like the one to which this Benefit is attached, if Pruco Life is regularly issuing such contracts at that time. Its face amount will be the amount you ask for in your request. But it cannot be less than $50,000 or more than 80% of the amount we would have paid under the Benefit if the Insured had died just before the contract date of the new contract. (Since $50,000 is 80% of $62,500, the amount we would have paid must be at least $62,500 for this exchange to be possible.)

3. A contract of life insurance of a kind regularly being issued by Pruco Life Insurance Company of New Jersey at that time for $25,000 or more. Its face amount will be the amount you ask for in your request. But it cannot be less than $25,000 or more than 80% of the amount we would have paid under the Benefit if the Insured had died just before the contract date of the new contract. (Since $25,000 is 80% of $31,250, the amount we would have paid must be at least $31,250 for this exchange to be possible.)

The new contract will not have Supplementary Benefits other than as we describe in this and in the next two paragraphs. If this contract has a benefit for paying scheduled premiums in the event of disability and the company would include a benefit for waiving or paying premiums in other contracts like the new contract, the company will put such a benefit in the new contract. The benefit, if any, in the new contract will be the same one, with the same provisions, that the company puts in other contracts like it on its contract date. In this paragraph, when we use the phrase other contracts like it, we mean contracts the company would regularly issue on the same plan and for the same rating class, amount, issue age and sex.

Such a benefit that would have been allowed under this contract, and that would otherwise be allowed under the new contract, will not be denied just because disability started before the contract date of the new contract. But any premium to be waived or paid for that disability under the new contract must be at the scheduled premium frequency that was in effect for this contract when the disability started.

No premium will be waived or paid for disability under the new contract unless it has such a benefit in the event of disability. This will be so even if scheduled premiums have been paid by us for disability under this contract.

CHANGES.--You may be able to have this Benefit changed to a new contract of life insurance other than in accord with the requirements for exchange that we state above. Or you may be able to exchange this Benefit for an increase in the amount of insurance under this contract. But any change may be made only if the company consents, and will be subject to conditions and charges that are then determined.


                            MISCELLANEOUS PROVISIONS

BENEFIT PREMIUMS AND CHARGES.--We show the premiums for this Benefit under List of Supplementary Benefits in the Contract Data pages, and these premiums are included in the Scheduled Premiums shown in these pages. From each premium payment, we make the deductions shown under Schedule of Expense Charges in these pages and the balance is the invested premium amount which is added to the contract fund.

The monthly charge for this Benefit is deducted on each monthly date from the contract fund. The amount of that charge is included in the Schedule of Monthly Deductions in the Contract Data pages.

Benefit premiums and monthly charges stop on the contract anniversary at the end of the term period for this Benefit.

IF THE CONTRACT BECOMES PAID-UP.--If the contract becomes paid-up we will deduct from the contract fund the present value at that time of future charges for this Benefit, discounted at a rate we set from time to time but no less than 4% a year. The Benefit will remain in force, but thereafter we will make no deductions from the contract fund to pay for it. The Benefit will have cash values but no loan value. The cash value for this Benefit will be the net value on the date of surrender of the paid-

                            (Continued on Next Page)
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                        (Continued from Preceding Page)

up insurance. But, within 30 days after a contract anniversary, the net cash value will not be less than it was on that anniversary. We base this net cash value on the Insured's age and sex. The insured's age at any time will be his or her age last birthday on the contract date plus the length of time since that date. We use the Commissioners 1980 Standard Ordinary Mortality Table. We use continuous functions based on age last birthday. We use an effective interest rate of 4% a year.

TERMINATION.--This benefit will end on the earliest of:

1. the end of the last day of grace if the contract is in default; it will not continue if a benefit takes effect under any contract value options provision that may be in the contract;

2. the end of the last day before the contract date of any other contract (a) for which the Bnefit is exchanged, or (b) to which the benefit is changed;

3. the date the contract is surrendered under its Cash Value Option, if it has one; and

4. the date the contract ends for any other reason.

Further, if you ask us in writing, we will cancel the Benefit as of the first monthly date on or after we receive your request. Contract premiums and monthly charges due then and later will be reduced accordingly.


                                 THIS SUPPLEMENTARY BENEFIT RIDER
                                 ATTACHED TO THIS CONTRACT ON THE CONTRACT DATE

                                 Pruco Life Insurance Company of New Jersey,

                                 By /s/ ISABELLE L. KIRCHNER
                                                      Secretary

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